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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-157529, 333-68868, 333-93105, 333-140419, and 333-69863 on Form S-8 of our report dated March 1, 2013, relating to the consolidated financial statements and the effectiveness of US Ecology Inc.'s internal control over financial reporting, which report expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to a change in method of presenting comprehensive income in 2012, appearing in the Annual Report on Form 10-K of US Ecology Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
March 1, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM